AGREEMENT
                                    ---------


                  THIS AGREEMENT dated as of November 1, 1998, among THE CARE GROUP, INC. ("Care Group") COMMONWEALTH CERTIFIED HOME CARE, INC.
("Commonwealth"), both of which are corporations organized under the laws of the State of New York, and VISITING NURSE SERVICE OF NEW YORK HOME CARE, a not-for-profit corporation organized under the laws of the State of New York ("VNS").


                                   WITNESSETH:
                                   -----------

                  WHEREAS, Conunonwealth owns and operates a certified home health agency ("CHHA"); and

                  WHEREAS, Care Group owns all of the issued and outstanding stock of Commonnwealth; and

                  WHEREAS, Care Group and Commonwealth want to ensure the continuity of the CHHA; and

                  WHEREAS, Care Group and Commonwealth desire to transfer to a new corporation to be affiliated with VNS ("Newco"), and VNS desires to establish Newco to purchase from Care Group certain assets relating to the operation of the CHHA upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and the promises and covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Care Group, Commonwealth and VNS, on the basis of, and in reliance upon, the representations, warranties, covenants, obligations and agreements set forth in this Agreement,hereby agree as follows:

                                   ARTICLE I
                                   ---------

                     SALE AND PURCHASE OF DESIGNATED ASSETS
                     --------------------------------------

         Section 1.01. SALE AND PURCHASE OF DESIGNATED ASSETS

                  Care Group shall, or shall cause Commonwealth to, and Commonwealth shall sell, convey by appropriate bill of sale, set over, deliver, assign and transfer to Newco, and VNS shall cause Newco to purchase and acquire from Care Group and Commonwealth at the Closing (as hereafter defined) the following, all of which in the aggregate are refer-red to herein as the "Designated Assets":

                  (a) All of the records relating to the operations and services provided by Commonwealth which are owned by Care Group and/or Commonwealth and which are needed for the operation of the CHHA (the "Records");

                  (b) All rights of Care Group and/or Commonwealth under the specific contracts relating to the operation of the CHHA (referred to herein as the "Contracts") identified in the attached Schedulel.01(b).

                  (c) All licenses, operating certificates, permits, approvals, variances, waivers and consents relating to the operation of the CHHA (collectively refeffed to herein as the "Permits") which are assignable to VNS as designated in the attached Schedule 1.01(c).

         Section 1.02. ASSUMED OBLIGATIONS

                  At the Closing, VNS shall cause Newco to assume the obligations of Care Group and/or Conunonwealth under tlle Contracts designated in the attached Schedule 1.01(b) which arise after the Closing Date.

                                   ARTICLE II
                                   ----------

                                 PURCHASE PRICE
                                 --------------

         Section 2.01. PURCHASE PRICE

                  The purchase price to be paid by VNS to Care Group for the Designated Assets (the "Purchase Price") shall be $302,000. VNS shall pay to Care Group the amount of the Purchase Price by check at the Closing.

                                  ARTICLE III
                                  -----------

                     TRANSFER OF TITLE TO DESIGNATED ASSETS
                     --------------------------------------

         Section 3.01. BILL OF SALE

                  At the Closing, defined below, Care Group shall, or shall cause Commonwealth to, and Commonwealth shall, convey to Newco all of Care Group's and/or Commonwealth's right and title to, and interest in, the Records by a bill of sale (the "Bill of Sale") in the form annexed hereto as Schedule 3.01.

         Section 3.02. ASSIGNMENT

                  At the Closing, Care Group shall or shall cause Commonwealth to, and Conunonwealth shall, convey to Newcd all of Care Group's and/or commonwealth's right and title to, and interest in, the Permits and the Contracts pursuant to an assignment (the "Assignment") in the form annexed hereto as Schedule 3.02.

         Section 3.03. ASSUMED LIABILITIES

                  At the Closing, Newco shall assume by an assumption instrument in the form annexed hereto as Schedule 3.03 (the "Assumption Instrument"), and thereafter perform, the obligations of Care Group which arise after the Closing under the Contracts designated in Schedule 1.01(b).

         Section 3.04. CERTAIN ALLOCATIONS AS OF CLOSING

                  All accounts receivable of Commonwealth as of the Closing Date (the "Closing Accounts Receivable") shall remain the property of Commonwealth following the Closing. All accounts receivable relating to the operation of the CHHA which arise on or after the Closing Date shall be the property of Newco.

                                   ARTICLE IV
                                   ----------

                            CLOSING AND CLOSING COSTS
                            -------------------------

         Section 4.01. TRANSFERS AND DELIVERIES

                  The transfers and deliveries to be made pursuant to this Agreement shall, except as otherwise provided herein, take place at 10:00 A.M. on the date, within 30 days following the satisfaction of the condition set forth in Section 4.02, as shall be fixed by VNS in a notice to Care Group given not less than five days prior to such date, at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Land, New York, New York (the "Closing"). All transfers and deliveries required to be made hereunder at the Closing shall be deemed to take place simultaneously and to be effective as of the time on the date of the Closing (the "Closing Date") that all of such transfers and deliveries have taken place.

         Section 4.02. CONDITION PRIOR TO THE CLOSING

                  The Closing shall be subject to Newco having obtained establishment approval to operate the CHHA from the State Hospital Review and Planning Council, the New York State Public Health Council, and the Conmiissioner of the New York State Department of Health (the "Establishment Approval").

         Section 4.03. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VNS AND NEWCO

                  (a) Each of the agreements of VNS and/or Newco to be performed at the Closing pursuant to this Agreement shall be subject to the fulfillment of each of the following conditions, any of which conditions may be waived in writing by VNS:

                           (i) Each of the representations and warranties of Care Group and Commonwealth set forth in
                                    Article VI hereof shall be true and correct both on the date hereof and on the Closing Date as if made at that time, except insofar as changes shall have occurred after the date hereof which are contemplated by this Agreement;

                           (ii) Care Group and Commonwealth shall have performed and complied with all agreements, undertakings and obligations which are required to be performed or complied with by it at or prior to the Closing, as the case may be, pursuant to this Agreement;

                           (iii) Since the date hereof, there shall have been no material adverse change, or a discovery of a condition or the occurrence of any event which might result in any material adverse change in the CHHA or the Designated Assets, other than changes in the ordinary course of business which are permitted by this Agreement;

                           (iv) VNS shall have received from counsel for Care Group and Commonwealth, their opinion, as of the Closing Date, in substantially the form attached hereto as Schedule 4.03(a)(iv) (the "Care Group Legal Opinion");

                           (v) All consents and approvals of third parties with respect to the conveyance of any of the Designated Assets to be conveyed hereunder shall have been obtained;

                           (vi) As of the Closing, there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or other governmental body or agency directing that the transactions provided for herein not be consummated as herein provided, nor shall there be any litigation or proceeding pending or threatened in respect of the transactions contemplated hereby; and

                           (vii) The delivery by Care Group and Commonwealth to VNS of a certificate of an executive officer of Care Group ("Care Group's Closing Certificate') and Commonwealth
                                    ("Conunonwealth's Closing Certificate"), respectively, that the conditions to VNS and/or Newco's obligations set forth in paragraphs (i) through (iii) and (v) above have been fulfilled or waived by VNS as the case may be.

         Section 4.04. CONDITIONS PRECEDENT TO CARE GROUP'S AND COMMONWEALTH'S OBLIGATIONS

                  (a) Each of the agreements of Care Group and/or Commonwealth to be performed by it at the Closing pursuant to this Agreement shall be subject to the fulfillment of each of the following conditions, any of which conditions may be waived in writing by Care Group:

                           (i) Each of the representations and warranties of VNS and/or Newco set forth in Article VII hereof shall be true and correct both on the date hereof and on the Closing Date as if made at that time, except insofar as changes shall have occurred after the date hereof which are contemplated by this Agreement;

                           (ii) VNS and/or Newco shall have performed and complied with all agreements, undertakings and obligations which are required to be performed or complied with by it or them at or prior to the Closing, as the case may be, pursuant to this Agreement;

                           (iii) Care Group shall have received from counsel for VNS, their opinion, as of the Closing Date, in substantially the form attached hereto as Schedule 4.04(a)(iii) (the "VNS Legal Opinion");

                           (iv) The delivery by VNS to Care Group of a certificate of an executive officer of VNS ("VNS Closing Certificate") that the conditions to Care Group's obligations set forth in paragraphs (i) and (H) above have been fulfilled or waived by Care Group as the case may be; and

                           (v) As of the Closing, there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or other governmental body or agency directing that the transactions provided for herein not be consummated as herein provided, nor shall there be any litigation or proceeding pending or threatened in respect of the transactions contemplated hereby.

                                   ARTICLE V
                                   ---------

                      DOCUMENTS TO BE DELIVERED AT CLOSING
                      ------------------------------------

         Section 5.01. DOCUMENTS TO BE DELIVERED BY CARE GROUP AND COMMONWEALTH

                  In addition to any other documents specifically required to be delivered pursuant to this Agreement, Care Group and Commonwealth shall deliver to VNS at the Closing, in form and substance reasonably satisfactory to VNS and its counsel:

                  (a) Certified copies of the resolutions of the Board of Directors of Care Group and Commonwealth, respectively, authorizing and approving this Agreement and all other transactions and agreements contemplated hereby;

                  (b) The Bill of Sale;

                  (c) The Assignment;

                  (d) The Care Group Legal Opinion;

                  (e) Care Group's Closing Certificate;

                  (f) Commonwealth's Closing Certificate;

                  (g) The consents of any third party required to effectuate the transactions contemplated herein; and

                  (h) Such other deeds, bills of sale, certificates of title, endorsements, assignments, affidavits and other good and sufficient instruments of sale, assignment, conveyance and transfer, as shall be required to vest effectively in Newco all of Care Group's and Commonwealth's right, title and interest in and to the Designated Assets.

         Section 5.02. DOCUMENTS TO BE DELIVERED BY VNS

                  In addition to any other documents specifically required to be delivered pursuant to this Agreement, VNS shall deliver to Care Group and Commonwealth at the Closing, in form and substance reasonably satisfactory to Care Group and Commonwealth and their counsel:

                  (a) Certified copies of the resolutions of the Board of Directors of VNS authorizing and approving this Agreement and all other transactions and agreements contemplated hereby;

                  (b) The Assumption Instrument;

                  (c) The VNS Legal Opinion;

                  (d) VNS' Closing Certificate; and

                  (e) A certified or bank check payable to Care Group in the amount of the Purchase Price.

                                   ARTICLE VI
                                   ----------

                REPRESENTATIONS AND WARRANTIES OF CARE GROUP AND
                ------------------------------------------------

                                  COMMONWEALTH
                                  ------------

                  Care Group and Conunonwealth represent and warrant to VNS as follows:

         Section 6.01. CORPORATE STATUS

                  Care Group and Commonwealth are both corporations duly organized, validly existing, and in good standing under the laws of the State of New York, and together have full corporate power and authority to:

                  (a) Own the Designated Assets;

                  (b) Operate the CHHA in Nassau County;

                  (c) Execute and deliver this Agreement; and

                  (d) Perform their obligations under this Agreement.

         Section 6.02. APPROVAL

                  This Agreement and the agreements and transactions contemplated hereby have been approved and authorized by the Boards of Directors of Care Group and Conunonwealth, and constitute valid, binding and enforceable obligations of Care Group and Commonwealth, except to the extent the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, equitable principles or similar laws affecting legal or equitable rights generally.

         Section 6.03. VIOLATION

                  Neither the execution and delivery of this Agreement by Care Group and Commonwealth nor the performance of Care Group's or Commonwealth's obligations hereunder will violate, conflict with, or constitute a default under, any of the terms of Care Group's or Commonwealth's Certificates of Incorporation or by-laws, or any provisions thereof, or result in the acceleration of any obligation under any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree to which Care Group or Commonwealth is a party or by which Care Group, Commonwealth, or the Designated Assets are bound, and will not constitute an event which, after a notice or lapse of time or both, will result in such violation, conflict, default or acceleration. The execution and delivery of this Agreement and the performance by Care Group and/or Commonwealth of the transactions contemplated hereby will not result in the creation or imposition of any liens in favor of any third person or entity upon the Designated Assets and will not violate any law, judgment, decree, order, rule or regulation of any governmental authority applicable to Care Group, Commonwealth, or the Designated Assets.

         Section 6.04. TITLE

                  Commonwealth has good and marketable title to the Records.

         Section 6.05. CONTRACTS

                  Neither Care Group nor Commonwealth has breached nor terminated nor are they in default under any of the Contracts, and there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, termination or default. To the best of Care Group's and Commonwealth's knowledge and belief, no other party to any such Contract has breached, terminated or is in default thereunder, and there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, termination or default.

         Section 6.06. FINANCIAL STATEMENTS

                  Care Group and Commonwealth have heretofore delivered to VNS
(i) audited financial statements for Commonwealth as of and for the year ending December 31, 1997, and (ii) unaudited financial statements for Commonwealth as of and for the five-month period ending May 31, 1998. Said financial statements fairly present the financial condition of Commonwealth as of the respective dates and for the periods indicated thereon and they have been prepared in accordance with generally accepted accounting principles consistently applied. All of the foregoing financial statements are hereinafter referred to as "Commonwealth's Financial Statements".

         Section 6.07. LIABILITIES

                  Since May 31, 1998, neither Care Group nor Commonwealth has incurred or accrued any liabilities or obligations of any nature whatsoever in respect of the CHHA, whether fixed, absolute, contingent, known, unknown, direct, indirect, or otherwise, except for those incurred or accrued in the ordinary and normal course of the CHHA and consistent with the representations, warranties, covenants, obligations and agreements contained in this Agreement and all of which shall be properly reflected in Care Group's or Commonwealth's journals and ledgers.

         Section 6.08. LITIGATION

                  There is no litigation, action, suit, investigation, claim or proceeding pending or, to the best of Care Group's and Connnonwealth's knowledge and belief, threatened against or adversely affecting the CHHA or the Designated Assets, at law or in equity, before any Federal, state or local governmental entity or municipality or subdivision thereof, or any authority, department, commission, board, bureau, agency, court or instrumentality (collectively, the "Governmental Authorities"), that would have a material adverse effect on the transactions r-onternplated by this Agreement.

         Section 6.09. LAWS

                  Neither Care Group nor Commonwealth has failed to comply with any law or any other requirement of any Governmental Authority that will prevent Newco from operating the CHHA following the Closing on substantially the same terms as it is currently being operated.

         Section 6.10. PERMITS

                  The Permits are in full force and effect and any fees or other regulatory obligations required in connection therewith have been paid or satisfied in full. The operating certificate issued to Commonwealth authorizes the operation of the CHHA in Nassau County.

         Section 6.11. LABOR AND EMPLOYMENT MATTERS

                  To date, there has not been, there is not presently pending or existing, and to Care Group's or Conunonwealth's knowledge and belief, there is not threatened with respect to Commonwealth (a) any strike, slowdown, picketing, work stoppage, or employee job action, (b) any proceeding against or affecting Care Group or Commonwealth relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters involving Conunonwealth, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Authority, any organizational activity, or any other labor or employment dispute against or affecting Care Group or Commonwealth involving Commonwealth, or (c) any application for certification of a collective bargaining agent. There is no lockout of any Commonwealth employees in effect. Care Group -and Commonwealth have complied in all material respects with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, inuiiigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, and occupational safety and health in connection with Commonwealth. Neither Care Group nor Commonwealth is liable for any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements.

         Section 6.12. ORDINARY COURSE OF BUSINESS

                  To date, Care Group and Commonwealth, in respect of the CHHA, has not, except in the ordinary and normal course of the CHHA:

                  (a) Sold, transferred or otherwise disposed of any of the Designated Assets or any other assets dedicated to the CHHA;

                  (b) Pledged or subjected any of the Designated Assets to any lien;

                  (c) Sustained any damage, loss or destruction by reason of fire, explosion, casualty, requisition or taking of property by any Governmental Authority, act of God, accident, other calamity or other similar event;

                  (d) Granted any salary or compensation increase or pemiitted any advance to any employee, agent or independent contractor (except scheduled increases consistent with past practice), or entered into any new, or altered or amended any existing employment or other agreement with any employee, agent or independent contractor;

                  (e) Entered into any license or lease; or

                  (f) Modified, amended, cancelled, or terminated any of the Contracts or the Permits.

         Section 6.13. CONDITION OF CHHA

                  The staffing and operations of the CHHA satisfy, without material exception, the applicable requirements of the State of New York.

         Section 6.14. COST REPORTS, THIRD PARTY RECEIVABLES AND CONDITIONS OF PARTICIPATION

                  The cost reports of Commonwealth for Medicaid and Medicare payments for the fiscal years through 1997 relating to the CHHA have been submitted and filed when due to the best of Care Group's and Commonwealth's knowledge are true and correct. To Care Group's and Commonwealth's knowledge and belief, there is no dispute between Commonwealth and any Governmental Authority or the Medicare fiscal intermediary regarding such cost reports. With regard to Commonwealth's Financial Statements, the patient accounts receivable for services to Medicare, Medicaid and other patients have been recorded net of contractual allowances and, without material exception, are accurately recorded. The CHHA has met and does meet, without material exception, the conditions for participation in the Medicare and Medicaid programs and, to the best knowledge and belief of Care Group and Commonwealth, there is not pending or threatened any proceeding or investigation under such programs involving the CHHA.

         Section 6.15. ERISA

                  Neither Care Group nor Commonwealth has unfunded pension liabilities with respect to Conunonwealth employees, nor maintains or contributes to, nor has ever maintained or contributed to any "employee pension plan", as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other plan or plans covered by ERISA, other than those which are set out on Schedule 6.16 hereto, in each case relating to employees of Commonwealth.

                                  ARTICLE VII
                                  -----------

                      REPRESENTATIONS AND WARRANTIES OF VNS
                      -------------------------------------

                  VNS represents and warrants to Care Group as follows:

         Section 7.01. CORPORATE STATUS

                  VNS is a not-for-profit corporation duly organized, validly existing, and in good standing under the laws of the State of New York, and has full corporate power and authority to perform its obligations under this Agreement.

         Section 7.02. APPROVAL

                  This Agreement and the agreements and transactions contemplated hereby have been approved and authorized by the Board of Directors of VNS, and constitute valid, binding and enforceable obligations of VNS, except to the extent the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, equitable principles or similar laws affecting legal or equitable rights generally.

         Section 7.03. NO VIOLATION

                  Neither the execution and delivery of this Agreement by VNS nor the performance of VNS' obligations hereunder will violate, conflict with, or constitute a default under, any of the terms of VNS' Certificate of Incorporation or by-laws, or any provisions thereof, or result in the acceleration of any obligation under any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree to which VNS is a party or by which VNS is bound, and will not constitute an event which, after a notice or lapse of time or both, will result in such violation, conflict, default or acceleration. The execution and delivery of this Agreement and the performance by VNS of the transactions contemplated hereby will not violate any law, judgment, decree, order, rule or regulation of any governmental authority applicable to VNS.

                                  ARTICLE VIII
                                  ------------

                    AGREEMENTS OF CARE GROUP AND COMMONWEALTH
                    -----------------------------------------

         Section 8.01. BEST EFFORTS

                  Care Group and Commonwealth each agrees to use their best and most diligent efforts to cause all its covenants and agreements and all conditions precedent to the obligation of VNS to close hereunder to be performed, satisfied, and fulfilled.

         Section 8.02. OPERATION OF CHHA UNTIL CLOSING

                  From the date of this Agreement until the Closing, except to the extent otherwise contemplated by this. Agreement or applicable New York State Department of Health regulations, or as otherwise consented to by an instrument in writing signed by VNS, Care Group and Commonwealth:

                  (a) Shall exercise their best efforts to maintain the goodwill and reputation , associated with the CHHA;

                  (b) Shall ensure that the health and safety of any patients to which Commonwealth provides service shall at all times be maintained consistent with all applicable laws and regulations;

                  (c) Shall provide all cash necessary to maintain the operations of the CHHA;

                  (d) Except with respect to Section 9.05 hereof, shall not enter into any new leases relating to the CHHA;

                  (e) Shall not assign, transfer or encumber or permit to be encumbered the Designated Assets; and

                  (f) Shall not with respect to Commonwealth grant any salary increase to any employee (except for scheduled salary increases consistent with past practice) nor enter into any new or amend or alter any existing bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan, trust agreement or other similar or dissimilar arrangement, or any employment or consultancy agreement.

         Section 8.03. EMPLOYEES

                  Without limiting any other provision of this Agreement, Care Group and Commonwealth shall remain obligated after the Closing for any obligations to employees of Commonwealth which arise as of or prior to the Closing.

                                   ARTICLE IX
                                   ----------

                                AGREEMENTS OF VNS
                                -----------------

         Section 9.01. BEST EFFORTS

                  VNS agrees to use its best and most diligent efforts to cause aH its covenants and agreements and all conditions precedent to Care Group's obligation to close hereunder to be performed, satisfied ahd fulfilled.

         Section 9.02. CARE GROUP'S AND COMMONWEALTH'S ACCESS TO MEDICAL RECORDS

                  To the extent reasonably necessary and permitted by law, Care Group and Commonwealth shall be entitled, after the Closing, to have access to and make copies, at its own cost, of the patient records, including the medical records and medical charts, of any patient served by Commonwealth on or before the Closing Date. In addition, Care Group and Commonwealth shall be entitled to remove any such record or chart for purposes of pending litigation or goverrunent audit as certified in writing prior to removal by an officer of Care Group or Commonwealth counsel retained by Care Group or Commonwealth in connection with such litigation. Any record or chart so removed shall be promptly returned to Newco following its use by Care Group or Commonwealth.

         Section 9.03. PRESERVATION OF RECORDS

                  After the Closing, VNS shall cause Newco to keep and preserve all Records turned over to Newco pursuant to this Agreement and which are required to be kept and preserved (i) by any applicable Federal or state law or regulation, or (H) in connection with any claim or controversy still pending involving Care Group or Commonwealth. After the Closing, upon reasonable notice by Care Group or Commonwealth to Newco, Care Group or Commonwealth or their agents s hall be entitled, during regular business hours, to have access to and make copies, at its own cost, of all records pertaining to the operation of the CHHA prior to the Closing for any lawful corporate purpose.

         Section 9.04. EMPLOYMENT

                  Employees of Conunonwealth who are employed by Newco after the Closing shall be employed on such individual terms as are established by Newco for such employees, and shall be subject to termination in accordance with the personnel policies of Newco.

         Section 9.05. LEASE

                  VNS shall lease office space to Con-unonwealth for the CHHA from the date hereof to the Closing Date or earlier termination of this Agreement pursuant to a sublease agreement in the form attached hereto as
Schedule 9.05

                                    ARTICLE X
                                    ---------

                          CERTAIN ADDITIONAL COVENANTS
                          ----------------------------

         Section 10.01. EXPENSES

                  Except as expressly set forth herein, each party will bear the legal, accounting i and ot her expenses incurred by such party in connection with this Agreement and the other agreements and transactions contemplated hereby.

         Section 10.02. BROKERAGE

                  Each party represents and warrants to the other that no person or persons assisted in or brought about the negotiation of this Agreement in the capacity of broker, fmder, or originator on behalf of it. Each party agrees to indemnify and hold hannless the other party from any claim asserted against such other party for a brokerage or finder's or originator's commission or compensation in respect of the transactions contemplated by this Agreement.

         Section 10.03. FURTHER ASSURANCE

                  From time to time after the Closing, upon reasonable notice and without further consideration, Care Group and Commonwealth shall execute, acknowledge and deliver all such other instruments of sale, assignment, conveyance and transfer and shall take all such other action as may be required by VNS and/or Newco, in their reasonable discretion, for the consummation of the transactions contemplated hereby and to more effectively transfer to and vest in, and to put Newco in possession of, the Designated Assets, free and clear of any and all liens or encumbrances except as otherwise permitted by this Agreemem. Care Group and Commonwealth shall use their best efforts to secure and to assist VNS in securing any consent or waiver from any person, entity or Governmental Authority, including the Establishment Approval, which may be reasonably required for the consummation of the transactions contemplated hereby and for the operation of the CHHA by Newco.

         Section 10.04. ESTABLISHMENT APPROVAL

                  VNS agrees to apply for Establishment Approval as soon as reasonably possible following the execution and delivery of this Agreement and to use its best efforts to obtain such approval. Care Group and Commonwealth agree to participate and assist VNS in any manner reasonably required in the application for Establishment Approval.

         Section 10.05. CONFIDENTIALITY

                  The partie s agree that they will not, without the prior written consent of the other party hereto, issue, give or make any press release, notification or disclosure to any third party or to the public, in each case relating to this Agreement or any of the terms or conditions hereof or any of the transactions contemplated hereby, except as required to perform the obligations of the parties hereunder, including obtaining any consent or approval required by this Agreement, until the Closing or earlier termination of this Agreement, or as required by law.

                                   ARTICLE XI
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

         Section 11.01. VNS INDEMNITY

                  (a) VNS shall and hereby does agree to indemnify and hold Care Group and Commonwealth harmless from and against any and afl loss, damage and expense incurred by Care Group or Commonwealth, arising out of, attributable to, or in connection with:

                           (i) Any matter in respect of which VNS shall have made any misrepresentation, breached any warranty, or failed to fulfill any covenant or agreement on the part of VNS or Newco contained in this Agreement, or in any list or certificate or other document delivered or to be delivered, by VNS or Newco to Care Group or Commonwealth in connection with this Agreement;

                           (ii) Any and all liabilities relating to the operation of the CHHA which relate to services provided or events occurring subsequent to the Closing Date; and

                           (iii) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable legal and accounting fees and investigation costs) incident to the foregoing and the enforcement thereof.

                  (b) Subject to the notice of claim provisions set forth in
Section 11.03 of this Agreement, the provisions of Section 11.01(a) shall not be deemed to be an election of remedies, but shall be in addition to any other remedy or remedies, at law or in equity, to which Care Group or Commonwealth may be otherwise entitled.

         Section 11.02. INDEMNITY OF CARE GROUP AND COMMONWEALTH

                  (a) Care Group and Commonwealth shall and hereby do agree to indemnify and hold VNS and Newco hanriless from and against any and all loss, damage and expense incurred by VNS and/or Newco, arising out of, attributable to, or in connection with:

                           (i) Any matter in respect of which Care Group or Commonwealth shall have made any misrepresentation, breached any warranty, or failed to fulfill any covenant or agreement on the part of Care Group or Commonwealth contained in this Agreement, or in any list or certificate or other document delivered or to be delivered, by Care Group or Commonwealth to VNS or Newco in connection with this Agreement;

                           (ii) Any and all liabilities of Care Group or Commonwealth of any nature, and whenever asserted, relating to the operation of the CHHA which relate to services provided or events occurring on or before the Closing Date; and

                           (iii) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable legal and accounting fees and investigation costs) incident to the foregoing and the enforcement thereof.

                  (b) Subject to the notice of claim provisions set forth in
Section 11.03 of this Agreement, the provisions of Section 11.02(a) shall not be deemed to be an election of remedies, but shall be in addition to any other remedy or remedies, at law or in equity, to which VNS and/or Newco may be otherwise entitled.

         Section 11.03. NOTICE OF CLAIMS

                  The party seeking indemnification shall give the party from whom the indemnification is sought notice of any claim of which it has knowledge and as to which it is entitled to indemnification. The indemnifying party shall defend any actions or proceedings by counsel of its own choosing and at its own expense, and in such case the party seeking indemnification shall cooperate in such defenses to the fullest reasonable extent requested, and shall not settle, compromise or otherwise adversely affect the interests of the indemnifying party in respect of the foregoing.

         Section 11.04. SURVIVAL

                  The obligations of the parties under this Article XI shall survive the Closing or any termination.of this Agreement.

                                  ARTICLE XII
                                  -----------

                                  MISCELLANEOUS
                                  -------------

         Section 12.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  The representations and warranties of the parties hereto made in this Agreement shall survive the Closing, and shall not be affected by any information furnished to, or any investigation conducted by, either of them or their representatives in connection with the subject matter of this Agreement.

         Section 12.02. AMENDMENT

                  This Agreement may be amended only by a writing executed by the parties hereto that refers to this Agreement.

         Section 12.03. ENTIRE AGREEMENT

                  This Agreement and the other agreements expressly referred to herein contain the entire understanding of the parties hereto and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.

         Section 12.04. NOTICE

                  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when sent by hand or by certified mail, return receipt requested, postage prepaid, to the parties at the respective addresses set forth below:

                  TO CARE GROUP AND
                  COMMONWEALTH:     The Care Group, Inc.
                                    257 Park Avenue South
                                    New York, New York

                                    Attention: Mr. Michael Moran,
                                               President and Chief Executive
                                               Officer

                  TO VNS:           Visiting Nurse Service of New York
                                    107 East 70th Street
                                    New York.  New York 10021

                                    Attention: Ms. Carol Raphael,
                                               Administrator

                  WITH A COPY TO:   Visiting Nurse Service of New York
                                    107 E. 70th Street
                                    New York, New York 10021

                                    Attention:  Charles F. Blum, Esq.
                                                Vice President for Legal/
                                                Government Affairs

                  Either party by written notice to the other may change the address or the person to whom notices or copies thereof shall be directed.

         Section 12.05. COUNTERPARTS

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

         Section 12.06. BINDING NATURE

                  This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each party hereto. No rights, obligations or liabilities hereunder shall be assignable by any party without the prior written consent of the other party, except that VNS shall be entitled to assign its rights and obligations under this A greement to Newco or any other entity affiliated with VNS without the consent of Care Group or Commonwealth.

         Section 12.07. WAIVERS OF BREACH

                  No waiver by any party of the violation of, breach or a default under, any provision of this Agreement or any other agreements provided for herein by the other party shall be construed as or constitute a continuing waiver of such provision or a waiver of any other violation of, breach or a default under, any provisions of this Agreement or any other agreements provided for herein.

         Section 12.08. TERMINATION

                  (a) This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                           (i)      By mutual consent of Care Group and VNS; or

                           (ii) By either VNS or Care Group if VNS has not obtained Establishment Approval by June 30, 1999.

                           (iii) By VNS in the event that either Care Group or Commonwealth (A) becomes the subject of a proceeding under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law, consents to the institution of or fails to contest in a timely and appropriate manner any such proceeding, (C) applies for or consents to the appointment of a receiver, trustee, custodian or similar official for such corporation or for any substantial part of its assets, (D) makes a general assignment for the benefit of the creditors, or (E) admits in writing its inability or failure generally to pay its debts as they become due.

                  (b) In the event of the termination of this Agreement pursuant to the provisions of this Section 12.08, this Agreement shall become void and have no effect, without any obligations on the part of either party to the other.

         Section 12.09. EFFECT OF HEADINGS

                  The subject headings of the articles and sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of this Agreement.

         Section 12.10. GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section 12.11. NO THIRD PARTY BENEFICIARIES

                  None of the provisions of this Agreement are or shall be construed as being for the benefit of, or enforceable by, any creditors of Care Group, Commonwealth, VNS or by any person not a party to this Agreement.

         Section 12.12. BANKRUPTCY OF CARE GROUP

                  The parties hereto agree that the effective date of this Agreement is subject to the approval of The Bankruptcy Court in which the Petition of Care Group and its subsidiaries has been filed.

                  IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the day and year first written above.



THE CARE GROUP, INC.                                 COMMONWEALTH CERTIFIED
                                                     HOME CARE, INC.


By:  /s/ Micahel P. Moran                            By:  /s/ Michael P. Moran
         Michael Moran
         President and Chief Executive Officer


VISITING NURSE SERVICE
OF NEW YORK HOME CARE


By:/s/ Carol Raphael
         Carol Raphael
         Administrator